                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 13, 2002
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                  MASSACHUSETTS
                 (State or Other Jurisdiction of Incorporation)



        1-5492-1                                           02-0170100
(Commission File Number)                    (I.R.S. Employer Identification No.)



                         11 TRAFALGAR SQUARE, 2ND FLOOR
                           NASHUA, NEW HAMPSHIRE 03063
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5 - OTHER EVENTS

On June 13, 2002, Nashua Corporation issued the following press release:


                          NASHUA CORPORATION ANNOUNCES
                          COMPLETION OF REINCORPORATION

      NASHUA, N.H., JUNE 13, 2002 -- Nashua Corporation (NYSE: NSH), a premier manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced that it completed its reincorporation from Delaware to Massachusetts on June 12, 2002. The reincorporation -- designed to increase shareholder protection, reduce corporate expenses, and eliminate archaic provisions that restricted the Company's borrowing ability -- was approved by shareholders at the May 1, 2002 Annual Meeting.

      ABOUT NASHUA

      Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company's products include thermal coated papers, pressure-sensitive labels, copier papers, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as toners and developers and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found on the World Wide Web at www.nashua.com.

      FORWARD-LOOKING STATEMENTS

      This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "should," "will," "expects," "anticipates" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          NASHUA CORPORATION



Date:  June 21, 2002                      By  /s/ John L. Patenaude
                                            ------------------------------------
                                            John L. Patenaude
                                            Vice President-Finance, Chief
                                            Financial Officer and Treasurer